UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005 (September 19, 2005)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

        Registrant’s telephone number, including area code: (615) 665-1122

        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-10.1 Second Amended and Restated Revolving Credit Loan Agreement

Item 1.01 Entry into a Material Definitive Agreement.

       The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

       The $250.0 million senior revolving credit facility referenced in Item 2.03 below amends and restates the Company’s existing $150.0 million senior revolving credit facility (the “Prior Facility”). The lending commitments under the Prior Facility were evidenced by a First Amended and Restated Revolving Credit Loan Agreement dated as of October 29, 2004 among the Company, SunTrust Bank, as Administrative Agent, and various other lenders, which established a $150.0 million revolving credit facility, including a $75.0 million sub facility for letters of credit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

       On September 19, 2005, the Company entered into a Second Amended and Restated Revolving Credit Loan Agreement (the “Credit Facility”) with SunTrust Bank, as Administrative Agent, Regions Bank and Bank of America, N.A. as Co-Documentation Agents and National City Bank and U.S. Bank, N.A., as Co-Syndication Agents, and various other lenders. The Credit Facility provides the Company with a $250.0 million revolving credit facility, including a swingline sub facility of $10.0 million and a $75.0 million sub facility for letters of credit, together with an uncommitted incremental accordion facility of $50.0 million.

       The Credit Facility requires the Company to repay the principal on any loans at the maturity date of September 19, 2010. Borrowings under the Credit Facility generally bear interest at variable rates based on a margin or spread in excess of either (1) the one-month, two-month, three-month or six-month rate for Eurodollar deposits (the “Eurodollar Rate”) or (2) the greater of the federal funds rate plus 0.5% or the prime lending rate from time to time announced by the Administrative Agent (“Base Rate”), as selected by the Company. The margin or spread depends on the Company’s leverage ratio (i.e. its ratio of consolidated funded indebtedness to consolidated EBITDA). For Eurodollar Rate advances the margin or spread varies from 0.875% to 1.5%, and for Base Rate advances the margin or spread is 0.0%. The Credit Facility also provides for a fee ranging between 0.175% and 0.3% of unused commitments. The Credit Facility is secured by guarantees from most of the Company’s domestic subsidiaries and by security interests in substantially all of the Company’s and its subsidiaries’ assets.

       The Credit Facility contains various affirmative, negative and financial covenants, which require, among other things, that the Company comply with requirements regarding (i) a maximum ratio or level of consolidated funded debt to consolidated EBITDA, (ii) a minimum ratio or level of fixed charge coverage, and (iii) a minimum net worth. It also restricts the payment of dividends and limits the amount of repurchases of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit 10.1 Second Amended and Restated Revolving Credit Loan Agreement dated September 19, 2005 among American Healthways, Inc. and SunTrust Bank, as Administrative Agent, Regions Bank and Bank of America, N.A. as Co-Documentation Agents and National City Bank and U.S. Bank, N.A., as Co-Syndication Agents, and various other lenders, including Form Revolving Credit Note, Form Swingline Note, and Form Subsidiary Guarantee Agreement.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: September 22, 2005

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit Loan Agreement dated September 19, 2005 among American Healthways, Inc. and SunTrust Bank, as Administrative Agent, Regions Bank and Bank of America, N.A. as Co-Documentation Agents and National City Bank and U.S. Bank, N.A., as Co-Syndication Agents, and various other lenders, including Form Revolving Credit Note, Form Swingline Note, and Form Subsidiary Guarantee Agreement